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                                                                    EXHIBIT 10.9

                           MONTPELIER RE HOLDINGS LTD.
                                SHARE OPTION PLAN

1.    PURPOSE

      The purpose of the Montpelier Re Holdings Ltd. Share Option Plan (the "Plan") is to advance the interests of Montpelier Re Holdings Ltd. (the "Company") and its Members by providing long-term incentives to certain key employees of the Company and of its Subsidiaries.

2.    ADMINISTRATION

      The Plan shall be administered by a committee (the "Committee") comprised of the members of the Compensation Committee of the Board of Directors of the Company (the "Board"). The Committee shall have exclusive authority to select the employees to be granted options to purchase common shares of the Company under the Plan ("Options"), to determine the type, size and terms of the Options and to prescribe the form of the instruments embodying Options. The Committee shall be authorized to interpret the Plan and any instruments related to Options, to establish, amend and rescind any rules and regulations relating to the Plan or to Options and to make any other determinations that it believes are necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any instruments related to Options in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents and to take other actions on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.    PARTICIPATION

      (a) Participation of Employees. Only those key employees of the Company or a Subsidiary thereof who are selected by the Committee shall be eligible to receive Options. No employee or other person shall have any claim or right to be granted an Option under the Plan and the granting of an Option to an employee shall not entitle that employee to any future grants of Options.

      (b) Participation of Subsidiaries. If a Subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the Subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Subsidiary in the Plan. A Subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such Subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Subsidiary's Board of Directors taking such action. Termination of


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            participation in the Plan shall not relieve a Subsidiary of any obligations theretofore incurred by it under the Plan.

4.    TERMS AND CONDITIONS

      (a) Number of Shares That May Be Issued. A maximum of 425,000 Shares, subject to adjustment as provided in paragraph 7, may be issued under the Plan. Shares subject to Options that are forfeited or expire unexercised shall again be available for issuance under the Plan.

      (b) Rights With Respect to Shares. An employee to whom Options are granted (and any person succeeding to such employee's rights pursuant to the Plan) shall have no rights as a holder with respect to any Share issuable pursuant thereto until the date of the exercise of the Option and the entry of the holder's name and address in the Company's Register of Members. Except as provided in paragraph 7, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property), the record date for which is prior to the date such Share certificate is issued.

      (c) Unless otherwise determined by the Committee and except as otherwise provided in an Option agreement, each Option shall comply with the following terms and conditions:

            (i) The exercise price shall not be less than the greater of (i) the fair market value of the Shares subject to such Option at the time of grant, as determined in good faith by the Committee, or (ii) the par value of such Shares.

            (ii) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

            (iii) The Option shall not be exercisable:

                  (A) after the expiration of ten years from the date it is granted;

                  (B) except during such period and at such time or times as the Committee may establish;

                  (C) unless payment in full is made in United States dollars by cash or check for the Shares being acquired thereunder at the time of exercise (including any taxes which the Committee determines are required to be withheld in respect of such Shares);

                  (D) unless the person who was granted the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date three months prior to such exercise, an employee of the Company or a Subsidiary, except that:

                        (1) if such person shall cease to be an employee of the Company or a Subsidiary solely by reason of a period of Related Employment, he may exercise the Option as if he had continued to be an employee during such period of Related Employment (but in no event after the Option would otherwise expire notwithstanding his termination of employment); or


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                        (2)   if an optionee's employment is terminated because
                              he has become Disabled, he may, at any time within three years of the date of the termination of his employment (but in no event after the Option would otherwise expire notwithstanding his termination of employment), exercise (x) the portion of the Option that was exercisable on the date his employment terminated, and (y) if the Option is not fully exercisable on the date his employment terminated, the portion of the Option that would have become exercisable had he remained an employee through the next two dates on which the Option would have become exercisable with respect to additional Shares; or

                        (3) if an optionee shall die while holding an Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Option would otherwise expire notwithstanding his termination of employment), may exercise (x) the portion of the Option that was exercisable on the date of his death, and (y) if the Option is not fully exercisable on the date of his death and the optionee was an employee of the Company or a Subsidiary at the time of his death, the portion of the Option that would have become exercisable had he remained an employee through the next two dates on which the Option would have become exercisable with respect to additional Shares (for purposes of clarification, the Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Option at the time of his death if death occurs following the date the participant's employment terminated); or

                        (4) if such person shall retire under an approved retirement program of the Company or a Subsidiary (or such other plan as may be approved by the Committee, in its sole discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years after his retirement (but in no event after the Option would otherwise expire notwithstanding his termination of employment), may exercise the portion of the Option that was exercisable on the date he retired and, if the Option is not fully exercisable on the date his employment terminated, the unexercisable portion shall be forfeited; or

                        (5) notwithstanding anything herein to the contrary, the Board may determine that the optionee may exercise the Option with respect to some or all of the Shares subject to the Option as to which it would not otherwise be exercisable on the date of his termination of employment (regardless of the reason); provided, however, that in no event may such exercise take place after the Option would otherwise expire notwithstanding termination of his employment.

            (iv)  Notwithstanding anything herein to the contrary,

                  (A) in the event an Unfriendly Change in Control of the Company occurs, then as of the Acceleration Date, each Option granted hereunder shall become exercisable in full; and


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               (B)  in the event of a Change in Control of the Company or the business of the Company for which the optionee's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company or all or substantially all of the assets or shares of a Subsidiary of the Company for which the participant's services are principally performed, and, on the date of such transaction or within 24 months thereafter,
                    (1) there is a Termination Without Cause of an optionee's employment, (2) there is a Constructive Termination of an optionee's employment, or (3) there occurs an Adverse Change in the Plan that affects an optionee's outstanding Option(s), then each of the optionee's outstanding Options shall become exercisable in full as of the date of the termination of employment or Adverse Change in the Plan, as the case may be, and, in the case of a Termination Without Cause or a Constructive Termination, the optionee may exercise such outstanding Option(s) at any time within three months after such termination of employment (but in no event after the Option would otherwise expire notwithstanding his termination of employment).

5.    RESTRICTIONS ON DISTRIBUTIONS OF SHARES AND SHARE TRANSFERABILITY

      Notwithstanding anything herein to the contrary, no Shares shall be issued hereunder unless counsel for the Company is satisfied that such issuance will be in compliance with applicable laws (including, without limitation, United States federal and state securities laws, Bermuda law and any applicable Bermuda Monetary Authority permissions required) and applicable requirements of any securities exchange or similar entity, and unless the optionee's tax obligations have been satisfied pursuant to subparagraph 8(c). The Committee may require each individual purchasing Shares pursuant to an Option to represent to and agree with the Company in writing that such individual is acquiring the Shares without a view to distribution thereof. The Committee may impose such restrictions on any Shares acquired pursuant to Options as it may deem advisable, including, without limitation, restrictions to comply with Bermuda law, applicable securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

6.    DEFINITIONS

      For the purposes of the Plan and instruments entered into pursuant to the Plan, unless otherwise defined herein or in any related agreements, the following terms shall have the meanings set forth below:

      (a) "Acceleration Date" means the date on which a majority of the Company's Continuing Directors adopts a resolution (or takes other action) making the determination that a Change in Control of the Company has occurred.

      (b)   "Adverse Change in the Plan" means

            (i)   termination of the Plan pursuant to paragraph 12;

            (ii) amendment of the Plan pursuant to paragraph 9 that materially diminishes the value of Options that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term


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                  incentive awards of comparable value to individual
                  participants in the Plan or in the aggregate, as the case may be; or

            (iii) in respect of any holder of an Option, a material diminution in his rights held under such Option (except as may occur under the terms of the Option as originally granted), unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

      (c)   "Board" means the Board of Directors of the Company.

      (d)   "Cause" means:

            (i) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or

            (ii) gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a Subsidiary of the Company.

      (e) "Change in Control of the Company" means the occurrence of any of the following:

            (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than the Company or its Subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares; or

            (ii) the Continuing Directors cease for any reason to constitute a majority of the Board of the Company.

            A Change in Control of the Company within the meaning of this subparagraph 6(e) also may constitute an Unfriendly Change in Control of the Company within the meaning of subparagraph 6(o). Notwithstanding anything herein to the contrary, a Change in Control shall not occur upon an underwritten public offering of the Company's shares.

      (f) "Committee" means the committee designated pursuant to paragraph 2 that administers the Plan and Options granted under the Plan.

      (g) "Constructive Termination" means a termination of employment with the Company or a Subsidiary of the Company at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a Subsidiary of the Company and which follows:

            (i)   a material decrease in his salary; or

            (ii) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this subparagraph 6(g) until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this subparagraph 6(g) on the basis of which the declaration of Constructive Termination is given.


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      (h)   "Continuing Director" means a member of the Board:

            (i) who is not an employee of the Company or a Subsidiary of the Company or of a holder of (or an employee or an affiliate of an entity or group that holds) thirty-five percent (35%) or more of the Company's Shares; and

            (ii) who either was a member of the Board on January 1, 2002, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company's holders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are no Continuing Directors on the Board.

      (i) "Disabled" means the physical or mental condition of an optionee, which the Committee determines would entitle him to payment of monthly disability benefits under any long-term disability plan of the Company or a Subsidiary of the Company in which he is a participant.

      (j) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      (k) "Related Employment" means the employment of an individual by an employer which is neither the Company nor a Subsidiary provided:

            (i) such employment is undertaken and continued by the individual at the request of the Company or a Subsidiary;

            (ii) immediately prior to undertaking such employment, the individual was an employee of the Company or a Subsidiary, or was engaged in Related Employment; and

            (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of the Plan and the optionee's Option(s). For purposes of the Plan and an optionee's Option(s), an optionee's Related Employment shall be treated as employment by the Company and termination of Related Employment shall be treated as a termination of employment with the Company.

      (l) "Shares" means common shares of the Company, par value U.S. $0.01 per Share.

      (m) "Subsidiary" means a "subsidiary corporation" as defined in Section 86 of the Companies Act 1981, as amended.

      (n) "Termination Without Cause" means a termination of the participant's employment with the Company or a Subsidiary of the Company by the Company or the Subsidiary other than:

            (i)   because of the participant's death or Disability; or

            (ii)  for Cause.


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            Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee, if the participant's employment with the Company and its Subsidiaries shall terminate due to the disposition of the business of the Company for which the participant's services are principally performed pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company or all or substantially all of the assets or shares of a Subsidiary of the Company for which the participant's services are principally performed, such termination shall be deemed to be a "Termination Without Cause" for purposes of subparagraph 4(c)(iv)(B) hereof.

      (o) "Unfriendly Change in Control of the Company" means the occurrence of the following:

            (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares through a transaction that is opposed by the Company's Chairman; and

            (ii) a majority of the Company's Continuing Directors, by resolution adopted within 30 days following the date the Company becomes aware that subparagraph 6(o)(i) has been satisfied, determines that a Change in Control has occurred.

7.    ANTI-DILUTION AND OTHER ADJUSTMENTS

      In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to paragraph 4, in the number or kind of Shares subject to, or the exercise price per Share under, any outstanding Option, then such adjustment shall be made by the Committee and shall be conclusive and binding.

8.    MISCELLANEOUS PROVISIONS

      (a) Limitation of Rights. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any Subsidiary of the Company.

      (b) Transferability. A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

      (c) Withholding. The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of an Option that the participant pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any tax withholding obligations. If the amount requested is not paid, the Company may refuse to issue Shares.


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      (d)   Expenses. The expenses of the Plan shall be borne by the Company.
            However, if an Option is made to an employee of a Subsidiary:

            (i) if such Option results in payment of cash to the participant, such Subsidiary shall pay to the Company an amount equal to such cash payment; and

            (ii) if the Option results in the issuance to the participant of Shares, such Subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Committee, on the date such Shares are issued.

      (e) Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Option under the Plan.

      (f) Acceptance and Ratification by Participants. By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

      (g) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      (h) Headings Not Part of Plan. Headings of paragraphs and subparagraphs hereof are inserted for convenience and reference only; they do not constitute part of the Plan.

      (i) Governing Law. To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of Bermuda.

9.    AMENDMENT

      The Plan and any Option instruments may be amended at any time and from time to time by the Board; provided, however that no amendment of the Plan or an Option instrument shall adversely affect any right of any participant with respect to any Option previously granted without such participant's written consent. For purposes of this paragraph 9, an adjustment made in good faith by the Committee pursuant to paragraph 7 shall not be deemed to have adversely affected an Option previously granted hereunder.

10.   SUCCESSORS

      All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, share exchange, or other transaction involving all or substantially all of the business and/or assets of the Company.

11.   EFFECTIVE DATE OF PLAN

      The Plan shall be effective as of January 8, 2002.


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12.   TERMINATION

      The Plan shall terminate upon the earlier of the following dates or events to occur:

      (a)   the adoption of a resolution of the Board terminating the Plan; or

      (b)   January 8, 2012.

      No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Option previously granted under the Plan.

                        AS ORIGINALLY APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 8, 2002.


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